UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2006

LAMPERD LESS LETHAL INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

Inapplicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 26, 2006, our board of directors approved the dismissal of Mintz and Partners LLP as our independent accountants and the appointment of Gregory J. Barber, CPA, P.C., an independent registered firm of Certified Public Accountants, as our independent accountants to audit our financial statements.

During our most recent fiscal year, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Mintz and Partners LLP, who were appointed on July 19, 2005, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by Mintz and Partners LLP, for the last fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals, except that Mintz and Partners LLP expressed in their report substantial doubt about our ability to continue as a going concern. The decision to change accountants was based on the determination by the Board of Directors that such a step was necessary in order that our auditors be located closer to our head offices and as such be more accessible to the company.

We provided Mintz and Partners LLP with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided from Mintz and Partners LLP dated August 14, 2006 is filed as Exhibit 16 to this Form 8-K.

We have engaged Gregory J. Barber, CPA, P.C., as of July 26, 2006. Gregory J. Barber, CPA, P.C. was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01. Financial Statements and Exhibits.

(c) EXHIBITS

16.1 Letter from Mintz and Partners LLP regarding change in certifying accountant. (incorporated by reference from our Current Report on Form 8-K filed on August 15, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Barry Lamperd

Barry Lamperd

President

Date: May 22, 2007

CW678176.3